Exhibit 16.1

Most & Company, LLP

Certified Public Accountants

 275 Madison Avenue

New York, NY  10016

Tel 212-286-9800

Fax 212-682-5629

December 6, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Odyne Corporation, which were filed with the Commission pursuant to Item 4.01 of Amendment No. 4 to Form 8-K, as part of the Company’s Current Report on Form 8-K dated October 17, 2006 and filed on October 23, 2006.  We agree with the statements in Item 4.01 of such Amendment No. 4 to Form 8-K concerning our firm.

Very truly yours,

/s/ Most & Company, LLP

Most & Company, LLP